Exhibit 10.14

DEBT MODIFICATION AGREEMENT – TERM LOAN

This agreement is being entered into as of October 9, 2015, to be effective as of September 30, 2015, between ANB Bank, a Colorado state bank (“Lender”), and MusclePharm Corporation, a Nevada corporation (“Borrower”).

RECITALS

Borrower has obtained a term loan from Lender (the “Facility”) as evidenced by the promissory note of Borrower dated February 20, 2015, in the original principal amount of $4,000,000 (the “Note”). In connection with the Facility, the parties also entered into a Commercial Loan Agreement (the “Loan Agreement”), a Security Agreement, a Securities Entitlement Control Agreement and an Agreement to Provide Insurance, all dated as of February 20, 2015. The Note, the Loan Agreement and the other documents referred to above, along with any other documents signed or entered into in connection with the Facility, are referred to below as the “Loan Documents”.

Borrower has requested that the Lender waive any defaults under the Facility. The purpose of this agreement is for Lender to agree to waive any such defaults existing as of the date this agreement is entered into and to revise certain terms of the Facility in consideration for receiving joint and several personal guaranties (the “Guaranties”) of the Facility from Mr. Ryan Drexler, the Executive Chairman of the Borrower, and Ms. Jodi Drexler-Billet, an individual indirect investor in Borrower.

AGREEMENT

The parties agree as follows:

1.	The Note and the Loan Agreement are hereby revised so that the final Maturity Date of the Facility shall be January 15, 2016 (the “Maturity Date”), at which time all amounts outstanding under the Note and the Facility shall be due and payable in full. Before the Maturity Date, in addition to scheduled payments under the Facility, Borrower shall pay to Lender on the Facility the full amount of all proceeds received by Borrower in connection with any debt or equity financing or any sale of assets (other than the sale of inventory in the ordinary course of business.

2.

In exchange for the execution and delivery of the Guaranty, Lender hereby agrees to waive any defaults existing as of the date the parties enter into this agreement. In addition, Lender agrees that, notwithstanding provisions in the Loan Documents regarding defaults, Borrower shall not be deemed in default under any of the Loan Documents before December 10, 2015, except for defaults resulting from failure to make timely payments of amounts due under the Facility. Without limiting the generality of the preceding sentence, Lender may not declare the Facility in default before December 10, 2015, pursuant to the “Material Change” or “Insecurity” provisions, i.e. Sections 7.M and 7.N, respectively, of the Loan Agreement. This Section 2 shall not preclude the possibility of events occurring before December 10 and not then cured from becoming defaults thereafter.

3.	Borrower represents and warrants to Lender as follows:

(a)	After giving effect to the waiver set forth herein, there is no default under the Loan Documents, and no event has occurred that with notice or time could become such a default.

(b)	All of Borrower’s representations and warranties in the Loan Documents are true, complete and correct as if made on and as of the date of this agreement, except to the extent that such representations and warranties relate to an earlier date specified therein (and those excepted representations and warranties were true, complete and correct when made).

(c)	The information furnished to Lender in connection with the Facility, this agreement or any guarantor of the Facility (including, without limiting the generality of the foregoing, any information relating to the wherewithal of a guarantor) does not contain any untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.

4.	As part of the consideration for Lender’s execution and delivery of this agreement, Borrower hereby waives, releases Lender from, and covenants not to sue regarding or assert, any claim, right of setoff or defense against payment arising directly or indirectly from the Facility, actions or inactions by Lender in connection with the Facility, or otherwise relating in any way to Borrower’s relationship with Lender.

5.	All of the Loan Documents remain in full force and effect, unmodified except as set forth above. However, in case of any inconsistency between this agreement and the Loan Documents, this agreement shall govern.

6.	This agreement shall be included in the Loan Documents, so that any provision of general applicability in the other loan Documents (such as choice of law, venue, etc.), shall also apply to this agreement. In addition, any guaranty of the Facility shall be a Loan Document, so that any default under such a Guaranty shall also be a default under the Note and Loan Agreement.

7.	All waivers and concessions by Lender in this Agreement are subject to the execution and delivery to Lender of the Guaranties in the form previously agreed to by Lender.

Effective as of September 30, 2015

MusclePharm Corporation

By:

ANB Bank

By: